Exhibit 12.4

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Pacific North West Capital Corp. (the “Company”) on Form 20F for the period ended April 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert Guanzon, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Report fully complies with the requirements of section 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of the operations of the Company.

Date: July 29, 2013

PACIFIC NORTH WEST CAPITAL CORP.

/s/ Robert Guanzon
_____________________________
Robert Guanzon
Chief Financial Officer